Exhibit 10.1

ECU SILVER MINING INC.

0.0% CONVERTIBLE SENIOR UNSECURED NOTE DUE JUNE 30, 2012

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TABLE OF CONTENTS

(continued)

		Page

5.3	Return of Escrowed Funds upon Default	18

ARTICLE 6	FUNDAMENTAL CHANGE	18

6.1	Fundamental Changes	18

6.2	Acceleration	19

ARTICLE 7	CANCELLATION AND SURRENDER	19

7.1	Discharge of Note	19

ARTICLE 8	EXTENSION	19

8.1	Maturity Extension Option	19

ARTICLE 9	GENERAL	20

9.1	Notice	20

9.2	Assignment	21

9.3	Remedies	21

9.4	Ranking	21

9.5	Amendment; Waiver	21

9.6	No Set-Off by the Borrower	22

9.7	Governing Law	22

9.8	Taxes	22

9.9	Payment of Costs and Expenses	22

9.10	Entire Agreement	23

SCHEDULE A	Conversion Form	1

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF ECU SILVER MINING INC. (“ECU”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO ECU, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, A LEGAL OPINION SATISFACTORY TO ECU MUST FIRST BE PROVIDED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY COMMON SHARES ISSUED ON A CONVERSION OF ANY PRINCIPAL AMOUNT OF THIS SECURITY (OR INTEREST THEREON)  BEFORE NOVEMBER 14, 2011.

ECU SILVER MINING INC.

0.0% CONVERTIBLE SENIOR UNSECURED NOTE DUE JUNE 30, 2012

Principal Amount:          $15,000,000

Date:          July 13, 2011

ECU Silver Mining Inc., a corporation incorporated under the laws of the Province of Québec and having its executive office at 87 Front Street East, 2nd Floor, Toronto, Ontario M5E 1B8, for value received hereby acknowledges itself indebted to Golden Minerals Company (the “Holder”), a corporation incorporated under the laws of the State of Delaware and having its registered office at 350 Indiana Street, Suite 800, Golden, Colorado 80401, for the principal sum of fifteen million dollars ($15,000,000) in lawful money of Canada and hereby promises to pay to or to the order of the Holder such principal sum and interest accrued thereon as set forth herein and to pay any remaining unpaid sums in respect hereof on the Maturity Date (as defined below).

ARTICLE 1
INTERPRETATION

1.1                                 Definitions

In this Note, unless otherwise defined herein, or there is something in the subject matter or context inconsistent therewith, capitalized terms shall have the following meanings:

“Arrangement Agreement” means the arrangement agreement dated June 24, 2011 entered into between the Holder and the Corporation;

“Business Day” means any day, other than a Saturday, a Sunday or any other day on which the principal chartered banks located in (i) Denver, Colorado, (ii) Montreal, Québec or (iii) Toronto, Ontario are not open for business during normal banking hours;

“Change of Control” shall be deemed to have occurred if any of the following occurs:

(a)                                  a “person” or “group” within the meaning of Section 13(d) of the 1934 Act, other than the Corporation, files a schedule, form or report under the 1934 Act or any other applicable securities laws, or otherwise gives notice to the Corporation, disclosing that such person or group has become, or the Corporation becomes aware that such person or group has become, the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Common Shares representing more than 50% of the voting power of all outstanding Common Shares; or

(b)                                 the consummation of any share exchange, consolidation, amalgamation, merger, statutory arrangement or other combination pursuant to which the Common Shares will be converted into or exchanged for cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any person, but, for greater certainty, a “Change of Control” will not include the Arrangement (as defined and contemplated in the Arrangement Agreement);

“Closing Cash Payment Forecast Schedule” means the cash payment forecast schedule attached as Schedule “B” to the Escrow Agreement;

“Closing Disbursement” means $2,850,000 of the proceeds from the issuance of this Note, being the amount released to the Corporation by Holder on the date hereof for the purposes set forth in the Closing Cash Payment Forecast Schedule;

“Common Shares” means the common shares in the capital of the Corporation;

“control”: a person shall be deemed to be controlled by another person or by two or more persons if (i) voting securities of the first-mentioned person carrying more than 50% of the votes attaching to such securities are held, otherwise than by way of security only, by or for the benefit of the other person or by or for the benefit of the other persons, and (ii) in the case of a company, the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such company;

“Conversion Date” has the meaning ascribed to such term in Section 3.1 hereof;

“Conversion Form” has the meaning ascribed to such term in Section 3.3 hereof;

“Conversion Price” means the dollar amount for which each Common Share may be issued upon the conversion of this Note in accordance with the provisions of Article 3 hereof, which is equal to $0.969 per each Common Share, as adjusted from time to time pursuant to Section 3.5 hereof;

“Corporation” means ECU Silver Mining Inc., a corporation incorporated under the laws of the Province of Québec, including its successors and assigns, and includes, for greater certainty, any successor thereto resulting from any amalgamation, merger, arrangement or reorganization of, or including, the Corporation or from any continuance under the laws of another jurisdiction;

“Current Market Price” means an amount equal to the weighted average trading price of the Common Shares on the TSX, or if the Common Shares are not listed on the TSX, on another recognized stock exchange, for 20 consecutive trading days ending five trading days prior to the relevant date, provided that if the Common Shares are not listed on the TSX and are listed on more than one recognized stock exchange, the Current Market Price shall be calculated on the recognized stock exchange on which the volume of transactions in the Common Shares was the highest during such 20 consecutive trading days, or if the Common Shares are not listed on any recognized stock exchange, then the Current Market Price shall be calculated on the over-the-counter market, in each case as determined by the Corporation and notified to the Holder in writing;

“Disbursement Request” has the meaning ascribed to such term in the Escrow Agreement;

“ECU Material Adverse Effect” means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, is or would reasonably be expected to be material and adverse to the business, assets (tangible or intangible), capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence or state of facts resulting primarily from:

(a)                                  general changes in the political, economic, currency exchange, securities, commodity market or financial conditions in Canada or Mexico;

(b)                                 any change in applicable Laws or regulations or in Canadian GAAP (as such terms are defined in the Arrangement Agreement) or in the TSX rules ;

(c)                                  any natural disaster;

(d)                                 conditions generally affecting, as a whole, the mining industry generally in jurisdictions in which the Corporation and its subsidiaries operate;

(e)                                  any change in the market price of silver; or

(f)                                    any decrease in the market price or any decline in the trading volume of the Common Shares on the TSX (it being understood, however, that any cause underlying such change in market price or trading volume may be taken into account in determining whether an ECU Material Adverse Effect has occurred) or any suspension of trading in securities generally on the TSX;

provided that, notwithstanding the foregoing, any change, effect, event, occurrence or state of facts described in clauses (a), (b), (c), (d) and (e) of this definition shall constitute an ECU Material Adverse Effect to the extent that any such change, effect, event, occurrence or state of facts has or would reasonably be expected to have, individually or in the aggregate, a disproportionate impact on the business, assets, capital, properties, liabilities, prospects, operations, results of operations or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole, relative to comparable entities operating in the industry in which the Corporation operates;

“ECU Meeting Record Date” has the meaning ascribed to such term in the Arrangement Agreement;

“Escrow Agent” means Computershare Trust Company of Canada or such other escrow agent as may from time to time be appointed upon the mutual consent of the Corporation and the Holder in accordance with the Escrow Agreement;

“Escrow Agreement” means the escrow agreement dated the date hereof among the Holder, the Corporation and the Escrow Agent entered into in connection with the issuance of this Note;

“Escrowed Funds” means the Original Escrowed Funds less any amount by which such funds may be reduced pursuant to any release of funds under the Escrow Agreement from time to time, that are held in trust by the Escrow Agent from time to time pursuant to the provisions of the Escrow Agreement;

“Event of Default” means any of the events specified in Section 5.1 hereof;

“Extension Term” has the meaning ascribed to such term in Section 8.1 hereof;

“Fundamental Change” has the meaning ascribed to such term in Section 6.1;

“Holder” means Golden Minerals Company, a corporation incorporated under the laws of the State of Delaware, including its successors and assigns and includes, for greater certainty, any subsequent registered holder of this Note;

“Indebtedness” includes the Outstanding Principal Amount, interest and interest on overdue interest, as well as any other amounts, payable pursuant to the provisions hereof from time to time outstanding;

“Interest Payment Date” has the meaning ascribed to such term in Section 2.1 hereof;

“Maturity Date” means June 30, 2012, provided that if the Maturity Extension Option is exercised, “Maturity Date” shall mean December 31, 2012;

“Maturity Extension Option” has the meaning ascribed to such term in Section 8.1 hereof;

“Note” means this 0.0% Convertible Senior Unsecured Note due June 30, 2012 issued by the Corporation in favour of the Holder, as amended, supplemented, restated and/or modified from time to time;

“Original Escrowed Funds” means $12,150,000 of the proceeds from the issuance of this Note received by the Corporation which shall be held in an escrow account with the Escrow Agent pursuant to the Escrow Agreement;

“Outstanding Principal Amount” means $15,000,000 or such other principal amount of this Note which is then outstanding as of any applicable time;

“Permitted Uses” has the meaning ascribed thereto in the Escrow Agreement;

“Redemption Date” has the meaning ascribed to such term in Section 2.5 hereof;

“Redemption Price” means the Outstanding Principal Amount plus accrued and unpaid interest (if any) thereon to the applicable Redemption Date;

“Subscription Agreement” means the subscription agreement dated June 24, 2011 entered into between the Holder and the Corporation in connection with the subscription by the Holder for this Note;

“subsidiary” means, in relation to a specified person, a person controlled by such specified person directly, or indirectly through one or more intermediaries;

“TSX” means the Toronto Stock Exchange;

“Withholding Tax” means any tax other than (i) income taxes imposed on or measured by net income or net profits (or any franchise tax imposed in lieu of such taxes), (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction, and (iii) any withholding tax payable as a result of Holder’s failure to timely provide any documents reasonably requested by the Corporation under Section 9.8 hereof as would have permitted the Corporation to make payments under this Note without withholding or at a reduced rate of withholding; and

“1934 Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

1.2                                 Use of Singular and Plural

Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3                                 Interpretation Not Affected by Headings, etc.

The division of this Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

1.4                                 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.5                                 Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.6                                 Currency

Unless otherwise stated, all references in this Note to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.7                                 Interest Act Provisions

For purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Note and the rates of interest stipulated in this Note are intended to be nominal rates and not effective rates or yields. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

ARTICLE 2
PRINCIPAL AND INTEREST

2.1                                 Interest

During the period from the date hereof until June 30, 2012, interest on the Outstanding Principal Amount shall accrue at a rate of 0.0%. If the Corporation exercises the Maturity Extension Option, interest shall accrue at a rate of ten per cent (10%) per annum on the Outstanding Principal Amount during the Extension Term, with interest being payable monthly in arrears on the last day of each month (each an “Interest Payment Date”) during the Extension Term, computed on the basis of a 360-day year composed of twelve 30-day months.

2.2                                 Interest upon Conversion

Upon conversion of any portion of the principal amount of this Note in accordance with the provisions of Article 3, the Holder shall be entitled to receive, and the Corporation shall pay to the Holder, the interest accrued and unpaid (if any) on such portion of the principal amount of this Note that is so converted, up to but excluding the Conversion Date.

2.3                                 Payment of Principal and interest

Except as otherwise provided for herein, the Outstanding Principal Amount of this Note and interest accumulated thereon will be payable as follows:

(a)                                  all accrued and unpaid interest payable on the Outstanding Principal Amount of this Note shall be paid in accordance with Section 2.4 hereof to the Holder on each Interest Payment Date; and

(b)                                 the Outstanding Principal Amount of this Note, together with all accrued and unpaid interest payable thereon and any other amounts payable hereunder, shall be paid in accordance with Section 2.4 hereof to the Holder on the Maturity Date (such payment shall be net of any remaining Escrowed Funds received by the Holder, which the Holder shall be entitled to direct the Escrow Agent to release to the Holder under Section 3.7(c) of the Escrow Agreement), subject to the Holder’s right to accelerate payment hereunder pursuant to Article 5 or Article 6 hereof.

2.4                                 Payments

All payments to be made to the Holder under this Article 2 shall be made by wire transfer of immediately available funds to an account maintained by the Holder with such bank as the Holder may designate from time to time to the Corporation, provided that the final payment of interest on, and the Outstanding

Principal Amount of, this Note shall be made on presentation and surrender of this Note to the Corporation at its registered office.

2.5                                 Redemption

This Note will be redeemable only in full by the Corporation at any time after the ECU Meeting Record Date and prior to the Maturity Date at the option of the Corporation at the Redemption Price. In the event of a redemption of this Note by the Corporation, the Corporation shall, not less than thirty (30) and not more than sixty (60) days before the proposed date of redemption (the “Redemption Date”), notify the Holder in writing of its intention to redeem this Note in full, of the aggregate Redemption Price and of the Redemption Date, and once such notice is given the Corporation shall be obligated to pay the Redemption Price and to redeem this Note in accordance with this Section 2.5. On the Redemption Date, the Corporation shall pay the Redemption Price by wire transfer of immediately available funds in the amount thereof to an account designated by the Holder, and upon the Holder receiving the Redemption Price, this Note shall be satisfied in full by the Corporation. Upon such payment being made by the Corporation, the Holder and the Corporation shall jointly direct the Escrow Agent to release the Escrowed Funds, together with all interest, income and other amounts earned thereon that then remain in the escrow account with the Escrow Agent under the Escrow Agreement, to the Corporation in accordance with Section 3.7(a) of the Escrow Agreement.

ARTICLE 3
CONVERSION

3.1                                 Conversion Privilege

Subject to and upon compliance with the provisions of this Article 3, the Holder shall have the right, at its sole option, at any time and from time to time prior to 5:00 p.m. (Toronto time) on June 29, 2012, to convert on any Business Day (any such date being referred to as a “Conversion Date”) all, or, subject to Section 3.2 hereof, a portion of, the Outstanding Principal Amount of this Note, into that number of fully paid and non-assessable Common Shares as is determined by dividing the Outstanding Principal Amount being converted by the Conversion Price in effect on such Conversion Date. For greater certainty, as of the date hereof, the Conversion Price results in the Holder being entitled to receive 1,032 Common Shares for each $1,000 of principal of this Note that is converted. If (i) 100% of the Outstanding Principal Amount is converted into Common Shares, upon the delivery to the Holder (or as it may otherwise direct) of one or more certificates representing such shares and payment to the Holder of interest in accordance with Section 2.2 hereof, the Corporation and the Holder shall jointly direct the Escrow Agent to release the Escrowed Funds, together with any interest, income and other amounts earned thereon that remain in the escrow account with the Escrow Agent under the Escrow Agreement, and (ii) only part of the Outstanding Principal Amount is converted into Common Shares, upon the delivery to the Holder (or as it may otherwise direct) of one or more certificates representing such shares and payment to the Holder of interest in accordance with Section 2.2 hereof, the Corporation and the Holder shall jointly direct the Escrow Agent to release to the Corporation an amount of the Escrowed Funds that is equal to: (x) the Outstanding Principal Amount that is so converted into Common Shares plus the aggregate principal amount of this Note that had previously been converted into Common Shares up to and including such Conversion Date; less (y) $15,000,000 less the amount of the Escrow Funds in the escrow account with the Escrow Agent under the Escrow Agreement as of such Conversion Date (for greater certainty, if (x) less (y) is negative, then the Corporation and the Holder shall not direct the Escrow Agent to release any Escrowed Funds under the Escrow Agreement); together with a pro rata portion of the interest, income and other amounts earned thereon to the date of such release.

3.2                                 Amount of Partial Conversion

Any partial conversion of this Note shall be for a principal amount of $1,000 or such greater principal amount which shall be an integral multiple of $1,000, provided that if at any time the Outstanding Principal Amount of this Note is less than $1,000, then any subsequent conversion shall be for the full remaining principal amount of this Note.

3.3                                 Manner of Exercise of Conversion Privilege

To convert this Note or any portion thereof, the Holder shall surrender this Note to the Corporation at its registered office on any Conversion Date together with the conversion form attached hereto as Schedule A (the “Conversion Form”) duly executed by the Holder or its attorney duly appointed by an instrument in form and substance satisfactory to the Corporation (acting reasonably), exercising the Holder’s right to convert this Note in accordance with the provisions of this Article 3. Thereupon, the Holder shall be entitled to be entered in the books of the Corporation as at the Conversion Date as the holder of the number of Common Shares of the Corporation into which this Note or, as the case may be, the converted portion hereof indicated in such Conversion Form, is convertible in accordance with the provisions of this Article 3. Within three (3) Business Days thereafter, the Corporation shall deliver to the Holder a certificate evidencing such Common Shares, which certificate shall bear the same legend as on the first page of this Note provided that the last sentence of such legend will not be set forth thereon if the certificate is issued on or after November 14, 2011. Upon any partial conversion of this Note, the Corporation shall, on the applicable Conversion Date, upon receipt of this Note duly surrendered for such conversion, cancel the same and forthwith issue and deliver to the Holder a new convertible Note in form and substance identical to this Note in a principal amount equal to the unconverted portion of the principal amount of this Note.

3.4                                 Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of this Note pursuant to this Article 3.  If any fractional interest in a Common Share would, except for the provisions of this Section 3.4, be deliverable upon the conversion of any of the principal amount under this Note, the Corporation shall not deliver any certificate for such fractional interest, but rather, will satisfy such fractional interest by rounding such fractional interest up to the next whole number of Common Shares.

3.5                                 Adjustment of the Conversion Price

3.5.1                      The Conversion Price in effect at any date will be subject to adjustment from time to time in the events and in the manner provided in this Section 3.5. For greater certainty, nothing in this Section 3.5 shall be deemed a waiver by the Holder of any of the Corporation’s covenants set forth in the Arrangement Agreement.

3.5.2                        If and whenever at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on June 29, 2012, the Corporation:

(a)                                 subdivides, redivides or changes its outstanding Common Shares into a greater number of Common Shares; or

(b)                                 reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares;

(c)                                  issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend or otherwise;

(d)                                 makes a distribution on its outstanding Common Shares to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares;

(any of such events in (a), (b), (c) and (d), above being called a “Common Share Reorganization”) then the Conversion Price then in effect will be adjusted effective on the effective date of a Common Share Reorganization, so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such effective date by a fraction, the numerator of which will be the total number of Common Shares outstanding on such effective date before giving effect to such Common Share Reorganization and the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date).

3.5.3                       If and whenever at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on June 29, 2012, the Corporation fixes a record date for the issue of rights, options, warrants or other securities to the holders of all or substantially all of the outstanding Common Shares under which such holders are entitled to subscribe for or purchase during a period expiring not more than 90 days after the record date for such issue (the “Rights Period”) Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange price or conversion price per share in the case of securities exchangeable for or convertible into Common Shares) which is less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)                                  the numerator of which will be the aggregate of:

(i)                                    the total number of Common Shares outstanding as of the record date for the Rights Offering, and

(ii)                                 a number determined by dividing (A) either (x) the product of the number of Common Shares issued or subscribed for upon the exercise of the rights, warrants, options or other securities under the Rights Offering and the price at which such Common Shares are offered for such issue or subscription, or, as the case may be, or (y) the product of the exchange price or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (B) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

(b)                                 the denominator of which will be the number of Common Shares outstanding after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

If the Holder has exercised the right to convert to Common Shares in accordance with Article 3 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering, the Holder will, in addition to the Common Shares to which the Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when (x) the difference, if any, between the Conversion Price in effect immediately prior to the end of the Rights Period for such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this subsection is multiplied by (y) the number of Common Shares received upon the conversion or partial conversion of this Note during such period, and the resulting product is divided by (z) the Conversion Price as adjusted for such Rights Offering pursuant to this Section 3.5.3. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to the Holder within 5 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

3.5.4                        If and whenever at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on June 29, 2012, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all of the outstanding Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including cash and evidences of indebtedness; or (ii) any property or other assets, including cash and evidences of indebtedness, and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), then the Conversion Price will be adjusted effective immediately after the date of such issuance or distribution so that it shall equal the price determined by multiplying the Conversion Price in effect on such issuance or distribution date by a fraction:

(a)                                  the numerator of which will be:

(i)                                    the product of the number of Common Shares outstanding on the date of such issuance or distribution and the Current Market Price of the Common Shares on the date of such issuance or distribution; less

(ii)                                 the aggregate fair market value, as determined in good faith by the board of directors of the Corporation, to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)                                 the denominator of which will be the product of the number of Common Shares outstanding on the date of such issuance or distribution and the Current Market Price of the Common Shares on such date.

3.5.5                                                                        If and whenever at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on June 29, 2012, the Corporation shall (i) pay any dividend to the holders of the Common Shares or (ii) make payment to the holders of Common Shares pursuant to an issuer bid, purchase redemption or buy back for or of its Common Shares, if the value of the payment thereunder exceeds or will exceed the Current Market Price of the Common Shares on the date prior to the first public announcement thereof (the “Excess Payment”), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such dividend or payment being paid or made a fraction:

(a)                                  the numerator of which shall be difference between:

(i)                                    the Current Market Price of one Common Share on the trading day immediately preceding the date of the first public announcement of the relevant dividend or issuer bid, purchase, redemption or buy back of Common Shares; and

(ii)                                 the amount of the dividend on a per Common Share basis or, in the case of issuer bid, purchase, redemption or buy back of Common Shares by or on behalf of the Corporation, the amount of the Excess Payment on a per Common Share basis; and

(b)                                 the denominator of which shall be the amount determined pursuant to Section 3.5.5(a)(i) hereof.

Any such adjustment to the Conversion Price shall become effective on the first day on which the Common Shares are traded ex-the relevant dividend on the relevant stock exchange or, in the case of an issuer bid, purchase, redemption or buy back of Common Shares, the date on which such issuer bid, purchase, redemption or buy back is made.

3.5.6                       If and whenever at any time after the date hereof and prior to 5:00 p.m. (Toronto time) on June 29, 2012, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of, or an arrangement involving, the Corporation with or into any other corporation or other entity, or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), if the Holder exercises the right to convert this Note into Common Shares after the effective date of such Capital Reorganization the Holder will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was previously entitled upon conversion. The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holder will receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization. Appropriate adjustments will be made in the application of the provisions set forth in this Section 3.5.6 as a result of any such Capital Reorganization with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3.5.6 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of this Note. Prior to or concurrent with effecting a Capital Reorganization, the Corporation will enter into an appropriate document that is satisfactory to the Holder which will set forth an appropriate adjustment to give effect to this Section 3.5.6.

3.5.7                        For the purposes of Section 3.5:

(a)                                 The adjustments provided for in Section 3.5 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Section 3.5.7.

(b)                                No adjustment in the Conversion Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments which, except for the provisions of this Section 3.5.7 would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)                                 If at any time a dispute arises with respect to adjustments provided for in Section 3.5, such dispute will be conclusively determined by the Corporation’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as agreed to by the Corporation and the Holder and any such determination will, absent manifest error, be binding upon the Corporation and the Holder.  The Corporation agrees that such auditors or accountants will be given access to all necessary records of the Corporation. If any such determination is made, the Corporation will deliver an officer’s certificate to the Holder describing such determination.

(d)                                If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

(e)                                 In the absence of a resolution of the board of directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(f)                                   The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Section 3.5, deliver an officer’s certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(g)                                The Corporation shall forthwith give notice to the Holder specifying the event requiring any adjustment or readjustment to the Conversion Price pursuant to this Section 3.5, including the resulting Conversion Price.

3.6                                Corporation to Reserve Common Shares

The Corporation covenants with the Holder that it will, at all times, allot and reserve and keep available out of its authorized capital, solely for the purpose of issue upon exercise of the conversion rights under the Note, and conditionally allot to the Holder, such number of Common Shares as shall then be issuable on the conversion of this Note.  The Corporation covenants with the Holder that all Common Shares which shall be issued upon conversion of the Outstanding Principal Amount of this Note shall be duly and validly issued as fully paid and non-assessable.

3.7                                 Leak-out

In the event the Holder converts this Note in whole or in part into Common Shares, the Holder will not, directly or indirectly, offer for sale, sell, assign, pledge, issue, distribute, grant any option or enter into any contract for sale of or otherwise dispose of, on any given day, such number of Common Shares as is greater than ten percent (10%) of the average daily trading volume of the Common Shares on the TSX over the immediately preceding 30 Business Days.

ARTICLE 4
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

4.1                                 Covenants of the Corporation

So long as any Indebtedness is owing to the Holder hereunder:

(a)                                  The Corporation will duly and punctually pay or cause to be paid the Outstanding Principal Amount and interest, and any other amounts payable hereunder, on the dates, at the places and in the manner provided herein.

(b)                                 The Corporation will:

(i)                                    maintain its and its subsidiaries’ corporate existence;

(ii)                                 diligently preserve all its and its subsidiaries’ material rights, licences, powers, privileges, franchises and goodwill;

(iii)                             observe and perform all material obligations and comply in all material respects with all conditions under real property leases, equipment leases, licences and other agreements to which it is a party;

(iv)                             keep proper books of account with correct entries of all material transactions in relation to its business;

(v)                                observe and conform to all requirements of law and of any governmental or municipal authority and material to the carrying on by the Corporation and/or its subsidiaries of their respective business;

(vi)                             pay all taxes, rates, government fees and dues levied, assessed or imposed upon it as and when the same become due and payable save and except where it diligently contests in good faith the validity thereof by appropriate proceedings and for which provision for adequate payment (in the reasonable opinion of the Holder)  has been made;

(vii)                          notify the Holder within five (5) days of the occurrence of any default (or event, condition or occurrence which with the giving of notice and/or the lapse of time would constitute a default) in connection with any individual or aggregate indebtedness or guarantee of the Corporation;

(viii)                        advise the Holder forthwith upon becoming aware of any Event of Default hereunder and deliver to the Holder within three (3) days following request a certificate in form and substance satisfactory to the Holder signed by a senior officer certifying that no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status;

(ix)                                promptly cure or cause to be cured any defects in the execution or delivery of this Note by the Corporation and at its expense duly execute and deliver or cause to be duly executed and delivered all documents as may be necessary or desirable for such purposes; and

(x)                                   at its cost and expense, upon the request of the Holder, duly execute and deliver, or cause to be duly executed and delivered, to the Holder such documents and do or cause to be done such acts as may be necessary or desirable in the reasonable opinion of the Holder to carry out the purposes of this Note.

(c)                                  The Corporation will promptly give written notice to the Holder of (i) all claims or proceedings pending or threatened against the Corporation which individually or in the aggregate have or could reasonably be expected to have an ECU Material Adverse Effect; and (ii) all damage to or loss or destruction of any property which individually or in the aggregate has or could reasonably be expected to have an ECU Material Adverse Effect; and will supply the Holder with all information reasonably requested in respect of any such claim.

(d)                                 The Corporation will comply in all material respects with every covenant and undertaking governing the relationship between the Corporation and the Holder (including under this Note, the Subscription Agreement, the Arrangement Agreement and the Escrow Agreement, as the same may be amended, modified and/or supplemented from time to time) and will forthwith advise the Holder of any non-compliance with any of such covenants and/or undertakings.

(e)                                  The Corporation will maintain accounting systems and books of account in accordance with generally accepted accounting principles and practices.

4.2                                 Use of Proceeds

(a)                                  The Corporation shall maintain a cash balance of no less than one million ($1,000,000) at all times, provided that, notwithstanding Section 5.1 hereof, the failure by the Corporation to maintain such minimum balance shall not in and of itself constitute an Event of Default hereunder.

(b)                                 The Corporation shall use the Closing Disbursement only for the purposes, and in the amounts, set forth in the Closing Cash Payment Forecast Schedule. The Corporation shall use the Escrowed Funds released to it under the Escrow Agreement only for Permitted Uses in accordance with the terms of the Escrow Agreement, and in a manner which is not in material variance from what was set forth in the applicable Disbursement Request made under the Escrow Agreement.

(c)                                  Unless approved in advance by the Holder, the Escrowed Funds shall not be used for payments to employees, officers or directors other than for base salaries, including employee benefits, in the ordinary course.  For greater certainty, bonus payments, severance payments, change of control payments, or other termination or extraordinary payments shall not be considered compensation in the ordinary course.

(d)                                 The Escrowed Funds shall only be released from the escrow account by the Escrow Agent to the Corporation or to the Holder in accordance with the Escrow Agreement.

4.3                                 Representations and Warranties

The Corporation hereby represents and warrants as follows to the Holder and acknowledges the Holder is relying thereon:

(a)                                  The Corporation has the power and capacity and is duly authorized to enter into, execute, deliver and perform its obligations hereunder, including to create, issue and sell this Note and to issue the Common Shares into which this Note from time to time may be converted.

(b)                                 This Note has been validly created, issued and sold by the Corporation. The Common Shares into which this Note may from time to time be converted have been duly authorized and reserved for issuance and, when issued upon conversion of this Note in accordance with the terms hereof, such Common Shares, will be validly issued, fully paid and non-assessable, and the issuance of such Common Shares will not be subject to any preemptive or similar rights.

(c)                                  All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery of this Note and the performance by the Corporation of all of its obligations hereunder.  This Note has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms, provided that the validity or enforceability of any provisions of this Note may be subject to or affected by applicable bankruptcy, insolvency, moratorium, reorganization, personal property security or similar laws affecting the rights of creditors generally and that equitable remedies, such as specific performance, are in the discretion of the court.

(d)                                 None of (i) the execution and delivery of this Note, (ii) the performance by the Corporation of its obligations hereunder, (iii) the creation, issue and sale this Note, or (iv) the issuance of Common Shares from time to time upon the conversion of this Note from time to time, will conflict with or result in a breach or violation of any of the terms, conditions, or provisions of, or constitute a default under, the constating documents of the Corporation or of any law or regulation or any order or judgement to which the Corporation is subject or of any agreement to which the Corporation is a party or by which it or its assets may be bound.

(e)                                  The Common Shares into which this Note may from time to time be converted have been conditionally approved for listing by the TSX, subject to the Corporation fulfilling all of the requirements of the TSX in connection therewith (which the Corporation agrees to fulfill in accordance with the requirements of the TSX).

The representations and warranties set forth in this Note and in any certificate or other document delivered hereunder shall, notwithstanding any investigation made by the Holder or its counsel or any other representative of the Holder, be true as at the date hereof, and shall also be and shall be deemed to be true and correct on the date of each Disbursement Request (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date) with the same force and effect as if such representations and warranties had been made on and as of the date of each such Disbursement Request, and shall continue in full force and effect until repayment in full of all of the Indebtedness.

By execution of this Note, the Corporation hereby agrees that the Holder shall have the benefit of the representations, warranties and covenants made by the Corporation and set forth in the Arrangement Agreement and further agrees that all such representations, warranties and covenants shall (i) be deemed to be incorporated herein as of the date hereof as if they were reproduced in their entirety herein as of the date hereof and are true and correct on the date hereof (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), (ii) be and shall be deemed to be true and correct on the date of each Disbursement Request (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date) with the same force and effect as if such representations and warranties had been made on and as of each such date and all covenants of the Corporation to be fulfilled, satisfied or complied with at or prior to each such date shall have been fulfilled, satisfied or complied with, (iii) form an integral part of this Note and (iv) survive the issuance of this Note and continue in full force and effect for the benefit of the Holder regardless of any termination of the Arrangement Agreement, in the case of covenants, in accordance with the terms of the Arrangement Agreement and, in the case of representations and warranties, for a period ending on the earlier of (a) the Effective Time (as defined in the Arrangement Agreement) and (b) two years after the date of this Note.

ARTICLE 5
DEFAULT

5.1                                 Events of Default

The occurrence of any of the following events shall constitute an “Event of Default” under this Note:

(a)                                  the non-payment when due of any amount payable by the Corporation to the Holder under this Note, unless the failure to pay is caused by technical or administrative error and payment is made within one (1) Business Day thereafter;

(b)                                 if the Corporation commits an act of fraud upon the Holder or in respect of this Note or any representations made in connection herewith;

(c)                                  the commencement of proceedings for the dissolution, liquidation or winding-up of the Corporation or any of its subsidiaries or for the suspension of the operations of the Corporation or any of its subsidiaries unless such proceedings are being contested in good faith by proper and timely legal proceedings;

(d)                                 if the Corporation or any of its subsidiaries ceases or threatens to cease to carry on its business or is adjudged or declared bankrupt or insolvent or makes an assignment for the general benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any part of its property which is material to its operations, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property which is material to its operations, or suffers the appointment of any receiver or trustee, unless, if such proceedings are commenced by another person, such proceedings are being contested in good faith in a timely manner and have been discharged, vacated or stayed within fifteen (15) days after commencement;

(e)                                  if any representation or warranty made by the Corporation in or incorporated in this Note or in any other document, agreement or instrument delivered pursuant hereto or in the Subscription Agreement, the Arrangement Agreement or the Escrow Agreement proves to have been incorrect in any material respect when made or furnished, unless the circumstances giving rise to the incorrect statement are capable of remedy and are remedied within fifteen (15) days after the date the Holder gives notice thereof to the Corporation;

(f)                                    if a writ, execution, attachment or similar process is issued or levied against all or any portion of the property of the Corporation or any of its subsidiaries in connection with any judgment against the Corporation or any of its subsidiaries in any amount which materially affects the Corporation’s or any subsidiary’s ability to satisfy its obligations to the Holder, and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within ten (10) days after its entry, commencement or levy;

(g)                                 other than in circumstances which constitute an Event of Default under Section 5.1(a), Section 5.1(n) or Section 5.1(o), the breach or failure of due observance or performance by the Corporation of any covenant or provision of this Note or of any other document, agreement, or instrument delivered pursuant hereto or of the Subscription Agreement, the Arrangement Agreement or the Escrow Agreement, which breach or failure or non-performance is not remedied within fifteen (15) days after written notice to do so has been given by the Holder to the Corporation;

(h)                                 if one or more encumbrancers, lienors or landlords take possession of all or a material portion of the assets of the Corporation or any of its subsidiaries or attempts to enforce their security or other remedies against such assets, unless possession of such assets or such enforcement has been vacated, stayed or otherwise ruled improper within five (5) days thereof;

(i)                                     if the Arrangement Agreement is terminated and (x) the fees, costs and expenses are payable or paid to the Holder by the Corporation pursuant to Section 7.4.1(a) of the Arrangement Agreement or (y) the ECU Termination Fee (as defined in the Arrangement Agreement) is payable or paid to the Holder by the Corporation pursuant to Section 7.4.6 of the Arrangement Agreement;

(j)                                     if any other present or future indebtedness for borrowed money of the Corporation or of any of its subsidiaries becomes due and payable prior to its stated maturity by reason of an event of default (however described) or any such indebtedness is not paid when due or, as the case may be, within any originally applicable grace period;

(k)                                  the Corporation or any of its subsidiaries fails to pay when due or within any originally applicable grace period, as the case may be, any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money;

(l)                                     an event of default (after the expiry of all applicable grace periods) under any agreement of the Corporation or any of its subsidiaries which has or could reasonably be expected by the Holder to have an ECU Material Adverse Effect;

(m)                               any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or, in the reasonable opinion of the Holder, any substantial part of the assets of the Corporation or any of its subsidiaries;

(n)                                 the Corporation fails to materially comply with the process for releasing or using the Escrowed Funds set forth in the Escrow Agreement; or

(o)                                 the Corporation applies (i) the Closing Disbursement other than as set forth in, or in material variance from what was set forth in, the Closing Cash Payment Forecast Schedule or (ii) Escrowed Funds towards expenses other than Permitted Uses or in material variance from what was set forth in the applicable Disbursement Request made under the Escrow Agreement.

5.2                                 Process Regarding an Event of Default

Upon the occurrence of an Event of Default including, for greater certainty, the expiry of any applicable cure periods set forth in Section 5.1, the Holder may give notice to the Corporation declaring that the Outstanding Principal Amount together with accrued and unpaid interest (if any) thereon is, and it shall accordingly thereby become, immediately due and payable on the date such notice is given.

5.3                                 Return of Escrowed Funds upon Default

Upon the occurrence of an Event of Default, the Corporation acknowledges and agrees that all further disbursements of the Escrowed Funds under the Escrow Agreement shall be suspended and, at the request of the Holder (provided that in the case of an Event of Default based on a breach or non-compliance with the Escrow Agreement as contemplated in Section 5.1 (n) or Section 5.1(o), subject to the terms of the Escrow Agreement (and in particular the right of the Corporation to make a Challenged Default Claim with respect to such Event of Default in the manner provided under the Escrow Agreement)), all remaining Escrowed Funds, together with all interest, income and other amounts earned thereon, shall be directed by the Holder to be released by the Escrow Agent to the Holder, provided that the Holder shall thereupon return this Note for surrender and the Corporation shall cancel same and thereupon issue a new Note in form and substance identical to this Note except that the Outstanding Principal Amount will be reduced by the amount of the Escrowed Funds so returned to the Holder.

ARTICLE 6
FUNDAMENTAL CHANGE

6.1                                 Fundamental Changes

A “Fundamental Change” will be deemed to occur upon the occurrence of any of the following:

(a)                                  a Change of Control;

(b)                                 the current directors of the Corporation cease to constitute at least a majority of the board of directors of the Corporation; or

(c)                                  the approval of a plan or proposal relating to the liquidation or dissolution of the Corporation by the Corporation or its shareholders or directors.

6.2                                 Acceleration

Upon a Fundamental Change, the Holder will have the right to require the Corporation to redeem this Note, in whole or in part, in cash at a redemption price equal to (A) if on or prior to the ECU Meeting Record Date, 102% of the portion of the Outstanding Principal Amount to be redeemed plus accrued and unpaid interest thereon, or (B) if after the ECU Meeting Record Date, 100% of the portion of the Outstanding Principal Amount to be redeemed plus accrued and unpaid interest thereon, provided that immediately prior to completion of such Fundamental Change, the Holder will have the right, subject to receipt of any required regulatory approvals, to convert this Note into that number of Common Shares that is equal to (i) the amount that is equal to 102% or 100%, as applicable, of the Outstanding Principal Amount of this Note to be redeemed, divided by (ii) the Conversion Price. If a Change of Control occurs or will occur, to the extent that the Corporation is aware or has knowledge of the same, the Corporation shall give written notice thereof to the Holder at least 20 days prior to the anticipated effective date thereof.

The Holder may exercise the foregoing right by giving written notice thereof to the Corporation requiring the Corporation to redeem the Note in accordance with this Section 6.2 on the day that is the later of (i) the date of occurrence of the Fundamental Change and (ii) five (5) Business Days after the date of such notice (the “Repurchase Date”), or by giving written notice to the Corporation prior to the completion of the Fundamental Change requiring the Corporation to convert the Note into the appropriate number of Common Shares registered in such name as directed by the Holder (in which case such Common Shares shall be issued by the Corporation no later than immediately prior to the time of the completion of the Fundamental Change in order that the Holder may participate therein). On the Repurchase Date, the Corporation shall pay the redemption price determined pursuant to this Section 6.2 (such payment shall be net of any remaining Escrowed Funds up to the amount of such redemption price received by the Holder, which the Holder shall be entitled to direct the Escrow Agent to release to the Holder under Section 3.7(d) of the Escrow Agreement) to the Holder by wire transfer of immediately available funds to an account maintained by the Holder with such bank as the Holder may designate to the Corporation.

ARTICLE 7
CANCELLATION AND SURRENDER

7.1                                 Discharge of Note

Upon conversion of all of this Note in accordance with Article 3 herein or upon payment by the Corporation of the Outstanding Principal Amount and any accrued and unpaid interest as may be outstanding from time to time and all other obligations of the Corporation hereunder, the Holder shall upon request in writing by the Corporation delivered to the Holder, deliver up this Note to the Corporation, and shall at the expense of the Corporation cancel and discharge this Note.

ARTICLE 8
EXTENSION

8.1                                 Maturity Extension Option

The Corporation will have the option (the “Maturity Extension Option”) to extend the maturity of this Note by six (6) months for a term (the “Extension Term”) commencing on July 1, 2012 and ending on December 31, 2012 upon the making by the Corporation to the Holder of a cash payment equal to four per cent (4%) of the Outstanding Principal Amount of this Note on the day the Maturity Extension Option is exercised, by wire transfer of immediately available funds in the applicable amount to an account maintained by the Holder with such bank as the Holder may designate to the Corporation.  The

Corporation can exercise the Maturity Extension Option by giving written notice thereof to the Holder at any time on or before May 31, 2012.

ARTICLE 9
GENERAL

9.1                                 Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or, if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this Section 9.1. Notices and other communications shall be addressed as follows:

(a)                                  ECU Silver Mining Inc., addressed as follows:

ECU Silver Mining Inc.
87 Front Street East, 2nd Floor
Toronto, ON M5E 1B8

Attention:	Stephen Altmann, President
Facsimile:	(416) 366-8131

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

600 de Maisonneuve Boulevard West, Suite 2200

Montréal QC  H3A 3J2

Attention:	Howard Levine
Facsimile:	(514) 982 4099

and with a copy (which shall not constitute notice) to:

(b)                                 Golden Minerals Company, addressed as follows:

Golden Minerals Company

350 Indiana Street, Suite 800

Golden, Colorado 80401

Attention:	Jeffrey G. Clevenger, President
Facsimile:	(303) 839-5907

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Bay Adelaide Centre, Box 20

Toronto, ON M5H 2T6

Attention:	John M. Sabetti
Facsimile:	(416) 364 7813

and with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Attention:	Deborah Friedman
Facsimile:	(303) 893 1379

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section 9.1.

9.2                                 Assignment

The Corporation may not assign this Note or any of the obligations associated with this Note.  This Note may be assigned by the Holder, in whole or in part, at any time, in compliance with applicable laws, provided that if there are any Escrowed Funds remaining at the time of such assignment, the assignee shall contemporaneously assume the obligations of the Holder under the Escrow Agreement in relation to the part of this Note that is so assigned. Upon an assignment pursuant to this Section 9.2, the Corporation shall, at the request of the assignee, issue a replacement Note registered in the name of the assignee (and, in the case of a partial assignment, shall also issue a replacement Note to the Holder in respect of the principal balance held by it), upon surrender and cancellation of the existing Note. The Corporation shall also execute and deliver such other agreements, documents and instruments as the Holder or the assignee may request in connection with such assignment.

9.3                                 Remedies

No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

9.4                                 Ranking

This Note will be direct senior unsecured indebtedness of the Corporation, ranking equally and ratably with all other senior unsecured indebtedness and senior to all subordinated indebtedness of the Corporation.

9.5                                 Amendment; Waiver

No amendment or waiver of this Note shall be binding unless executed in writing by the Corporation and the Holder.  No waiver of any provision of this Note will constitute a waiver of any other provision nor will any waiver of any provision of this Note constitute a continuing waiver unless otherwise expressly provided.

9.6                                 No Set-Off by the Borrower

Subject to Section 9.8 hereof, the amounts payable by the Corporation under this Note or any other document shall not be subject to any deduction, withholding, set-off or counterclaim by the Corporation for any reason whatsoever.

9.7                                 Governing Law

This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Each party consents to the exclusive jurisdiction and proper venue of the state and federal courts located in New York, New York for any claim, dispute or controversy hereunder in any such suit, action or proceeding and irrevocably waives, to the fullest extent, any argument that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the parties, knowingly, voluntarily and intentionally waives any right to trial by jury in any action or other legal proceeding brought by the other party arising out of or relating to this Note or the transactions contemplated hereby or any other document relating or pertaining to this Note or the transactions contemplated hereby.

9.8                                 Taxes

Subject to the following sentence, all payments (including deemed interest) under this Note shall be made free and clear of all Withholding Taxes or deductions of any kind whatsoever present and future.  Payments occurring on or prior to June 30, 2012, or relating to any time on or prior to such date but paid after June 30, 2012, shall be grossed-up by the Corporation in the event of Withholding Taxes by an amount that results in the Holder receiving a net amount after withholding equal to the payment that would otherwise be received if there was no withholding, minus 50% of the Withholding Tax that applies to the grossed-up payment, and payments occurring after June 30, 2012 and relating to any time after such date shall be grossed-up by the Corporation in the event of Withholding Taxes such that the Holder receives a net amount after withholding equal to the payment that would otherwise be received if there was no withholding.

Holder shall deliver to the Corporation properly completed and executed documents as reasonably requested by the Corporation as will permit the Corporation to make payments under this agreement without withholding or at a reduced rate of withholding.

If the Holder receives any refund of any taxes with respect to which Holder received a gross-up payment under this Section 9.8, Holder shall promptly pay to the Corporation the amount of any such refund.

9.9                                 Payment of Costs and Expenses

The Corporation shall pay to the Holder on demand all reasonable costs and expenses of the Holder in connection with the defence, establishment, protection or enforcement of any of the rights or remedies of the Holder under this Note including, without limitation, all reasonable costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, this Note and all of the reasonable fees, expenses and disbursements of any counsel to the Holder incurred in connection therewith, and including all sales or value-added taxes payable by the Holder (whether refundable or not) on all such costs and expenses.

9.10                           Entire Agreement

This Note, the Escrow Agreement, the Subscription Agreement and the Arrangement Agreement constitute the entire agreement between the parties hereto pertaining to the matters therein set forth and supersede and replace any prior understandings or arrangements pertaining to this Note.  Except as set forth in this Note, the Escrow Agreement, the Subscription Agreement or the Arrangement Agreement, there are no warranties, representations or agreements between the parties in connection with such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and the Holder have executed this Convertible Note as of the 13th day of July, 2011.

ECU SILVER MINING INC.

By:	/s/ Dwight Walker
Name: Dwight Walker
Title: Chief Financial Officer

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President and Chief Financial Officer

SCHEDULE A
Conversion Form

TO:	ECU SILVER MINING INC.

The undersigned registered holder of this Note hereby irrevocably elects to convert the principal amount of said Note indicated below into fully paid and non-assessable Common Shares of ECU Silver Mining Inc. in accordance with the terms of Article 3, and the certificate representing such Common Shares shall bear the same legend set forth on the first page of said Note provided, however, that the last sentence of such legend will not be set forth thereon if the certificate is issued on or after November 14, 2011.

Principal amount converted: $

Dated:

GOLDEN MINERALS COMPANY

By:
Name:
Title: